EXHIBIT 10.3B

AMENDMENT TO EXHIBIT “A”

OF THE EMPLOYMENT AGREEMENT

BETWEEN ACR GROUP, INC. AND

ANTHONY R. MARESCA

WHEREAS, ACR Group, Inc. (“Company”) has previously entered into an Employment Agreement (the “Agreement”) with Anthony R. Maresca (“Employee”) effective March 1, 2004;

WHEREAS, pursuant to Section 13(b) of the Agreement, the parties have reserved the right to amend the Agreement with the written consent of each party thereto:

WHEREAS, the Board of Directors of the Company and the Employee have determined that Section 6 of Exhibit “A” of the Agreement did not reflect the intent of the parties with respect to the long-term incentive component of the Agreement and as a result, such provision in the Agreement is void and of no effect;

WHEREAS, the parties hereto have determined to amend Section 6 of Exhibit “A” of the Agreement in order to reflect their mutual intent with respect to the long-term incentive component of the Agreement, effective as of March 1, 2004, as follows:

NOW THEREFORE, the Agreement is amended as follows:

1. Section 6 of Exhibit “A” of the Agreement shall be void ab initio and deleted in its entirety and the following substituted in its place, effective as of March 1, 2004:

“6. Restricted Shares. 500,000 shares of restricted stock of the Company (Company common stock par value $0.01) are awarded to the Employee (“Restricted Shares”). Restricted Shares listed hereunder are not transferable by the Employee until the date that the applicable shares become vested. Notwithstanding such restrictions, the Employee shall retain all voting rights with respect to such non-vested Restricted Shares. However, the Employee shall not be entitled to any dividends paid with respect to such shares, and shall have no other rights respecting such shares except as specifically set forth in this Agreement. The Company will file appropriate registration documents (and bear all such costs) pertaining to the vested Restricted Shares as reasonably requested by the Employee. As of the date any such shares become vested, then those shares shall contemporaneously become transferable and payable to the Employee within thirty (30) days thereof.

Vesting Schedule. The Restricted Shares shall vest as follows:

83,333 Restricted Shares to vest as of March 1, 2005.

83,333 Restricted Shares to vest as of March 1, 2006.

83,333 Restricted Shares to vest as of March 1, 2007.

83,333 Restricted Shares to vest as of March 1, 2008.

83,333 Restricted Shares to vest as of March 1, 2009.

83,335 Restricted Shares to vest as of March 1, 2010.

Notwithstanding any other provisions of this Agreement, in the event of a Change of Control (as defined in this Agreement), then all Restricted Shares hereunder, to the extent not already vested, shall become vested, fully transferable, and without restriction.

In the event this Agreement is terminated for any reason, other than under Section 4(a)(vi) and/or Section 4(a)(vii), prior to the vesting of Restricted Shares, such non-vested Restricted Shares shall be forfeited by the Employee back to the Company.

To the extent the distribution to the Employee of shares of Company common stock which have become vested hereunder are subject to income and employment taxes which the Company determines must be withheld with respect to the distribution of such shares of common stock, no such shares shall be distributed to the Employee until satisfactory arrangements (as determined by the Company) will have been made by the Employee with respect to the payment of any applicable income and employment taxes which the Company determines it must withhold with respect to such shares of common stock.

The number of Restricted Shares granted hereunder shall be automatically adjusted in the event of any Recapitalization Event (as defined below) so as to prevent the enlargement or dilution of the Employees’ non-vested Restricted Shares as of such Recapitalization Event date. Recapitalization Event includes spin-offs of assets, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuance of rights or warrants and similar transactions or events involving the Company.”

2. Ratification. Except as expressly amended by this Amendment, the Agreement is unchanged, is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Amendment to be executed in its name and on its behalf, effective as of March 1, 2004.

“EMPLOYEE” ANTHONY R. MARESCA		“COMPANY” ACR GROUP, INC.

By:	/s/	By:	/s/
Name:	Anthony R. Maresca	Name:	Alex Trevino, Jr.